                                                                    Exhibit 4.26







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                           LOAN AND SECURITY AGREEMENT

                                  by and among

                           JACOBS ENTERTAINMENT, INC.

                                       and

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  as Borrowers,

                                       and

                          FOOTHILL CAPITAL CORPORATION

                                   as Lender,

                            Dated as of July 12, 2002

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                               TABLE OF CONTENTS

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1.       DEFINITIONS AND CONSTRUCTION ..................................................................1

         1.1      Definitions ..........................................................................1

         1.2      Accounting Terms ....................................................................14

         1.3      UCC .................................................................................14

         1.4      Construction ........................................................................14

         1.5      Schedules and Exhibits ..............................................................15

2.       LOAN AND TERMS OF PAYMENT ....................................................................15

         2.1      Revolver Advances ...................................................................15

         2.2      Borrowing Procedures and Settlements ................................................16

         2.3      Payments ............................................................................16

         2.4      Overadvances ........................................................................18

         2.5      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations .........18

         2.6      Crediting Payments ..................................................................19

         2.7      Designated Accounts .................................................................20

         2.8      Maintenance of Loan Account; Statements of Obligations ..............................20

         2.9      Fees ................................................................................20

         2.10     Letters of Credit ...................................................................21

         2.11     Capital Requirements ................................................................23

         2.12     Joint and Several Liability of Borrowers ............................................24

         2.13     Promissory Note .....................................................................26

3.       CONDITIONS; TERM OF AGREEMENT  ...............................................................27

         3.1      Conditions Precedent to the Initial Extension of Credit .............................27

         3.2      Conditions Subsequent to the Initial Extension of Credit ............................30

         3.3      Conditions Precedent to all Extensions of Credit other than Special Advances ........30

         3.4      Conditions Precedent to Special Advances ............................................31

         3.5      Term ................................................................................31

         3.6      Effect of Termination ...............................................................31

         3.7      Early Termination ...................................................................32

4.       CREATION OF SECURITY INTEREST ................................................................32

         4.1      Grant of Security Interest ..........................................................32

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         4.2      Delivery of Additional Documentation Required .......................................33

         4.3      Power of Attorney ...................................................................33

5.       REPRESENTATIONS AND WARRANTIES ...............................................................33

         5.1      No Encumbrances .....................................................................34

         5.2      Due Organization and Qualification; Subsidiaries ....................................34

         5.3      Due Authorization; No Conflict ......................................................35

         5.4      Litigation ..........................................................................36

         5.5      No Material Adverse Change ..........................................................36

         5.6      Fraudulent Transfer .................................................................37

         5.7      Employee Benefits ...................................................................37

         5.8      Brokerage Fees ......................................................................37

         5.9      Leases ..............................................................................37

         5.10     Insurance ...........................................................................37

         5.11     Complete Disclosure .................................................................37

         5.12     Indebtedness ........................................................................37

         5.13     No Default ..........................................................................38

6.       AFFIRMATIVE COVENANTS ........................................................................38

         6.1      Accounting System ...................................................................38

         6.2      Financial Statements, Reports, Certificates .........................................38

         6.3      Estoppel Statement ..................................................................41

         6.4      Taxes ...............................................................................42

         6.5      Insurance ...........................................................................42

         6.6      Litigation ..........................................................................44

         6.7      Compliance with Laws ................................................................44

         6.8      Brokerage Commissions ...............................................................45

         6.9      Existence ...........................................................................45

         6.10     Disclosure Updates ..................................................................45

         6.11     Black Hawk Bonds ....................................................................45

7.       NEGATIVE COVENANTS  ..........................................................................46

         7.1      Indebtedness ........................................................................46

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         7.2      Liens ...............................................................................46

         7.3      Restrictions on Fundamental Changes .................................................46

         7.4      Disposal of Assets ..................................................................47

         7.5      Change Name .........................................................................47

         7.6      Guarantee ...........................................................................47

         7.7      Nature of Business ..................................................................47

         7.8      Prepayments and Amendments ..........................................................47

         7.9      Change of Control ...................................................................48

         7.10     Distributions .......................................................................48

         7.11     Accounting Methods ..................................................................48

         7.12     Investments .........................................................................48

         7.13     Transactions with Affiliates ........................................................48

         7.14     Suspension ..........................................................................48

         7.15     Use of Proceeds .....................................................................48

         7.16     Financial Covenants .................................................................49

         7.17     Stay, Extension and Usury Laws ......................................................50

         7.18     Impairment of Security Interests ....................................................50

         7.19     No Joint Assessment .................................................................50

         7.20     Principal Place of Business .........................................................50

         7.21     ERISA ...............................................................................50

         7.22     Fiscal Year .........................................................................50

8.       EVENTS OF DEFAULT ............................................................................50

         8.1      Failure to Pay ......................................................................50

         8.2      Failure to Comply with Terms of this Agreement ......................................51

         8.3      Seizure of Assets ...................................................................51

         8.4      Voluntary Insolvency Proceeding .....................................................51

         8.5      Involuntary Insolvency Proceeding ...................................................51

         8.6      Interruption of Business ............................................................51

         8.7      Liens ...............................................................................51

         8.8      Judgment Lien .......................................................................51

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         8.9      Event of Default Under Indenture ....................................................51

         8.10     Event of Default Under Black Hawk Bonds .............................................52

         8.11     Default Under Other Agreements ......................................................52

         8.12     Subordinated Indebtedness ...........................................................52

         8.13     Misrepresentation ...................................................................52

         8.14     Failure of Lien .....................................................................52

         8.15     Unenforceability of Agreement .......................................................52

         8.16     Termination of Guaranty .............................................................52

         8.17     Default under any Mortgage ..........................................................52

9.       THE LENDER'S RIGHTS AND REMEDIES  ............................................................53

         9.1      Rights and Remedies .................................................................53

         9.2      Remedies Cumulative .................................................................53

10.      TAXES AND EXPENSES  ..........................................................................54

11.      WAIVERS; INDEMNIFICATION .....................................................................54

         11.1     Demand; Protest .....................................................................54

         11.2     Indemnification .....................................................................54

12.      NOTICES ......................................................................................55

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER ...................................................56

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS ...................................................57

         14.1     Assignments and Participations ......................................................57

         14.2     Successors ..........................................................................59

15.      AMENDMENTS; WAIVERS ..........................................................................59

         15.1     Consents and Waivers ................................................................59

         15.2     No Waivers; Cumulative Remedies .....................................................59

16.      GENERAL PROVISIONS ...........................................................................59

         16.1     Effectiveness .......................................................................59

         16.2     Section Headings ....................................................................59

         16.3     Interpretation ......................................................................60

         16.4     Severability of Provisions ..........................................................60

         16.5     Withholding Taxes ...................................................................60

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         16.6     Amendments in Writing ...............................................................60

         16.7     Counterparts; Telefacsimile Execution ...............................................60

         16.8     Revival and Reinstatement of Obligations ............................................61

         16.9     Integration .........................................................................61

         16.10    Parent as Agent for Borrowers .......................................................61

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                                      -v-

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of July 12, 2002, between and among the FOOTHILL CAPITAL CORPORATION, a California corporation (together with its successors and assigns, "Lender"), and JACOBS ENTERTAINMENT, INC., a Delaware corporation, ("Parent"), and each of Parent's Subsidiaries identified as a "Borrower" on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

     The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

          "Administrative Borrower" has the meaning set forth in Section 16.10.

          "Advances" has the meaning set forth in Section 2.1.

          "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

          "Agreement" has the meaning set forth in the preamble hereto.

          "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to one-tenth of one percent (0.10%) of the Maximum Revolver Amount times the number of months remaining until the Maturity Date (based on the date of such determination and each monthly anniversary thereof, and, with respect to any partial period for the calendar month in which the Maturity Date occurs, pro-rated based on a thirty (30) day month and number of days elapsed).

          "Appraisal Value" means the quick sale value of the Real Property Collateral as set forth on Schedule 1.1 hereto, as such amount may be updated from time to time by Lender in its Permitted Discretion, including in connection with such periodic appraisals as Lender may require from time to time pursuant to Section 6.2(h).

          "Assignee" has the meaning set forth in Section 14.1(a).

          "Authorized Person" means any officer or employee of Administrative Borrower designated in writing by an officer of the Administrative Borrower.

          "Available Cash" means, for any Person as of any date of determination, the amount of such Person's cash or Cash Equivalents available for immediate use, but not including the aggregate amount of any cash (or Cash Equivalents) reserves required by applicable law.

          "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under
     Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

          "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

          "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

          "Base Rate Margin" means one and three-quarters (1.75) percentage points.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Black Hawk Bonds" shall mean the Special Assessment Bonds, Series 1999A and 1999B, originally dated February 15, 1999, issued by the Black Hawk Business Improvement District, Gilpin, Colorado, Special Improvement District No. 1997-2 pursuant to resolution of the board of directors thereof dated February 17, 1999.

          "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

          "Bond Assessment Payments" means the payments assessed by the board of directors of the Black Hawk Business Improvement District, Gilpin County, Colorado, pursuant to resolution dated January 26, 2000, with respect to the Black Hawk Bonds, including the payments listed in the Assessment Roll defined therein and attached thereto.

          "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

          "Borrowing" means a borrowing hereunder of an Advance.

          "Borrowing Base" has the meaning set forth in Section 2.1.
                                       -2-

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          "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

          "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Cash Equivalents" means:

               (a) United States dollars;

               (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

               (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000;

               (d) repurchase Obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

               (e) commercial paper maturing within six months after the date of acquisition and having a rating of at least a-1 from Moody's or P-1 from S&P; and

               (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

          "Casino Entities" means each of Black Hawk/Jacobs Entertainment LLC, a Colorado limited liability company, and Gilpin Hotel Venture, a Colorado partnership.

          "Change of Control" means (a) any "Change of Control" as defined in the Indenture as in effect on the date hereof, or (b) with respect to any Borrower other than Parent, Parent ceases to, directly or indirectly, own and control 100% of the outstanding capital Stock of each such Borrower.

          "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

          "Closing Date Projections" means the set of Projections of Borrowers (separately including Projections for the Casino Entities) for the 3 year period following
                                      -3-
     the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

          "Collateral" means the assets of Borrowers described in Schedule 1.2 hereto.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Lender.

          "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of a liquidated monetary Obligation owed at the end of such day.

          "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

          "Designated Account" means, for each Borrower, that certain deposit account designated as such on Schedule 1.3 for such Borrower, or such other deposit account located within the United States that has been designated as such, in writing, by such Borrower (for the purpose of Advances allocated to such Borrower) to Lender.

          "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

          "Dollars" or "$" means United States dollars.

          "EBITDA" means, for any Person and with respect to any fiscal period, consolidated net earnings (or loss) minus extraordinary gains, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

          "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

          "Event of Default" has the meaning set forth in Section 8.
                                      -4-

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          "Event of Loss" means, with respect to any property or asset (tangible or intangible real or personal) constituting Collateral, any of the following:

               (1) any loss, destruction or damage of such property or asset;

               (2) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

               (3) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset.

          "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

          "FEIN" means Federal Employer Identification Number.

          "Funding Date" means the date on which a Borrowing occurs.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "Gaming Law" means any gaming laws or regulations (including the Specific Gaming Laws) of any jurisdiction to which any Borrower or Guarantor is or may at any time after the date hereof be subject.

          "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "Guarantor" means each of Diversified Opportunities Group Ltd., an Ohio limited liability company, Gold Dust West Casino, Inc., a Nevada corporation, together with any other Person which from time to time becomes a Guarantor pursuant to the terms hereof.

          "Guaranty" means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Lender, in form and substance satisfactory to Lender.

          "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Hazardous Materials Indemnity Agreement" means that certain Hazardous Materials Indemnity Agreement, dated as of the date hereof, executed by Black Hawk Gaming & Development Company, Inc., a Colorado corporation, Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company, Gilpin Hotel Venture, a Colorado joint venture partnership, and Gilpin Ventures, Inc., a Colorado corporation in favor of Lender.

          "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Borrower or its Subsidiaries that are a Borrower or Guarantor, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

          "Indemnified Liabilities" has the meaning set forth in Section 11.2.

          "Indemnified Person" has the meaning set forth in Section 11.2.

          "Indenture" means that certain Indenture dated as of February 8, 2002, among Parent, the Subsidiary Guarantors (as defined therein) named therein, and Indenture Trustee. Each reference to the term "Indenture" shall, unless otherwise indicated, refer to such Indenture as amended, supplemented, restated, or otherwise modified from time to time in compliance with
     Section 7.8 hereof.

          "Indenture Intercreditor Agreement" means that certain intercreditor agreement, dated as of July 12, 2002, by and between Indenture Trustee and Lender.

          "Indenture Reserve" means a reserve against availability under the Advances to be implemented and adjusted from time to time by Lender based on the following:

               (a) In the event that consolidated trailing twelve month EBITDA for the Casino Entities is less than sixteen million Dollars ($16,000,000), but more than thirteen million Dollars ($13,000,000), the Indenture Reserve shall be an amount equal to one million Dollars ($1,000,000).

               (b) In the event that consolidated trailing twelve month EBITDA for the Casino Entities is less than thirteen million Dollars ($13,000,000), the Indenture Reserve shall be an amount equal to three million Dollars ($3,000,000).

               (c) All adjustments in the Indenture Reserve shall be implemented on a prospective basis, commencing on the first Business Day after the date of delivery to Lender of the financial statements evidencing the need for an adjustment. In the event that Borrowers shall fail to timely deliver any monthly, quarterly or annual financial statements, or any certificate setting forth EBITDA calculations, within the time frame specified in Section 6.2, Lender may, at its sole discretion, in addition to any other remedy provided for in this ----------- Agreement, increase or maintain the Indenture Reserve at the highest level set forth above, until the first Business Day following the delivery of those financial statements demonstrating that such a reserve is not required.

          "Indenture Trustee" means Wells Fargo Bank Minnesota National Association, in its capacity as trustee under the Indenture, together with an successor thereto in such capacity under the Indenture.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

          "L/C" has the meaning set forth in Section 2.10(a).

          "L/C Disbursement" means a payment made by the Lender pursuant to a Letter of Credit.


          "L/C Undertaking" has the meaning set forth in Section 2.10(a).

          "Lender" has the meaning set forth in the preamble to this Agreement.

          "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrowers shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Administrative Borrower, Lender's Account shall be that certain deposit account listed on Schedule 1.4.

          "Lender's Liens" means the Liens granted by Borrowers to Lender under this Agreement or the other Loan Documents.

          "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC), filing, recording, publication, appraisal (including periodic Real Property Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise),
     (d) charges paid or incurred by Lender resulting from the dishonor of checks issued or endorsed by any Borrower or Guarantor or otherwise delivered for payment or application to the Obligations, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the books and records of Borrowers to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

          "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

          "Lender's Liens" means the Liens granted by Borrowers to Lender under this Agreement or the other Loan Documents.

          "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

          "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

          "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property Collateral.

          "Loan Account" has the meaning set forth in Section 2.8.

          "Loan Documents" means this Agreement, the Promissory Note, any other note or notes executed by a Borrower in connection with this Agreement and payable to Lender, the Disbursement Letter, the Guaranty, the Letters of Credit, the Mortgages, the Officers' Certificate, and any other agreement entered into, now or in the future, by any Borrower and Lender in connection with this Agreement.

          "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole, (b) a material impairment of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower.

          "Maturity Date" has the meaning set forth in Section 3.5.

          "Maximum Allocated Amount" means, for each Borrower, the maximum aggregate amount of Advances and Letter of Credit Obligations allocated to such Borrower as set forth in Schedule 1.5 hereto, and as adjusted from time to time by Lender in its Permitted Discretion in connection with changes to the Appraisal Value.

          "Maximum Revolver Amount" means ten million dollars ($10,000,000).

          "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of

     Lender, in form and substance satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

          "Net Loss Proceeds" means the aggregate cash proceeds received by any Borrower in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Prior Lien (including, without limitation, any Permitted Lien which is a Prior
     Lien) on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

          "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

          "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

          "Overadvance" has the meaning set forth in Section 2.4.

          "Parent" has the meaning set forth in the preamble to this Agreement.

          "Participant" has the meaning set forth in Section 14.1(e).

          "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Permitted Dispositions" means (a) with respect to the Collateral, (i) sales or other dispositions of equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, or (ii) the transfer of Collateral solely between or among the Borrowers, provided, that such Collateral shall remain subject to any Lien created pursuant to the Loan Documents (without any adverse effect on such Lien or the enforceability or priority thereof), and (b) with respect to assets other than the Collateral, any sale or other disposition expressly permitted pursuant to the terms of the Indenture as in effect on the date hereof.

          "Permitted Investments" means any investment in (a) Cash Equivalents and (b) any Investment expressly permitted pursuant to the terms of the Indenture as in effect on the date hereof, so long as, both before and after giving effect to such Investment (1) no Default or Event of Default shall have occurred and be continuing, (2) the sum of Availability plus Available Cash is not less than $7,000,000, (3) no such Investment involves or affects the management or ownership of any Collateral, and (4) if such Investment involves the creation of a new subsidiary of any Borrower, such subsidiary becomes a Guarantor hereunder pursuant to terms and documentation satisfactory to Lender in its Permitted Discretion.

          "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule 1.6, (d) the interests of lessors under operating leases, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (h) Liens with respect to the Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Lender, (i) with respect to Collateral, Liens arising after the Closing Date pursuant to Purchase Money Obligations, provided that: (i) the Indebtedness secured by any such Lien (including any refinancings thereof) does not exceed 100% of the cost of the property being acquired at the time of the incurrence of the Indebtedness and (ii) any such Liens are permitted pursuant to the Indenture as in effect on the date hereof, attach only to the property being financed pursuant to the Purchase Money Obligation (and proceeds thereof) and do not encumber any other property of the Borrowers, it being understood that all Indebtedness to a single lender shall be considered to be a single Permitted Purchase Money Obligation, whether drawn at one time or from time to time), and (j) with respect to any assets other than the Collateral, Liens expressly permitted under the Indenture as in effect on the date hereof.

          "Permitted Protest" means the right of the applicable Borrower or its Subsidiaries to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrowers in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Borrower or its Subsidiary, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

          "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Personal Property Collateral" means all Collateral other than Real Property.

          "Projections" means the forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements for Parent (on a consolidated basis) and, separately, the Casino Entities, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Promissory Note" shall have the meaning ascribed to it in Section
     2.13.

          "Purchase Money Obligation" means, for any Borrower, any obligations of such Borrower to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Borrower in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

          "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

          "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule A to the definition of "Collateral" attached hereto as Schedule 1.2, and any other Real Property at any time subject to a Mortgage in favor of Lender securing the Obligations.

          "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or
     (d) conduct any other actions authorized by 42 USC ss. 9601.

          "Revolver Usage" means, as of any date of determination, the sum of
     (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

          "SEC" means the United States Securities and Exchange Commission and any successor thereto.

          "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

          "Special Advances" means advances made by Lender after the occurrence and during the continuation of a Default or Event of Default, provided, however, that both before and after making any Special Advances, (1) the aggregate amount of amount of Special Advances shall not exceed $7,000,000 and (2) the Borrowers shall have Availability of at least $3,000,000.

          "Specific Gaming Laws" means C.R.S. 12-47.1-833 and Regulation 47.1-310 promulgated thereunder, all as amended, supplemented or otherwise modified from time to time and together with any successor or replacement gaming laws or regulations in the State of Colorado.

          "Stated Maturity" has the meaning set forth in the Indenture as in effect on the date hereof.

          "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Subject Property" means any property that is the subject of an Event of Loss.

          "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Taxes" has the meaning set forth in Section 16.5.

          "UCC" means, generally, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that solely for the purposes of the provisions hereof relating to the attachment, perfection or priority of Lender's security interest in any Collateral and for purposes of definitions relating to such provisions, (a) subject to clause (b) below, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in the State of Colorado and (b) in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in any other jurisdiction, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction.

          "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

          "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

          "Voidable Transfer" has the meaning set forth in Section 16.8.

          "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 UCC. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein.

     1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1 Revolver Advances.

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrowers (allocated among the Borrowers pursuant to Section 2.1(b)) in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage and less the Indenture Reserve, or (ii) the Borrowing Base less the Letter of Credit Usage and less the Indenture Reserve. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the sum of:

               (x) the lesser of (i) the consolidated trailing twelve (12) month EBITDA for the Casino Entities or (ii) up to seventy-five percent 75% of the Appraisal Value of the Real Property Collateral, minus

               (y) the aggregate amount outstanding under the Black Hawk Bonds, minus

               (z) the aggregate amount of reserves, if any, established by Lender under Section 2.1(c).

          (b) Subject to the terms and conditions herein, Advances shall be made to the applicable Borrowers as requested in writing by Administrative Borrower acting on behalf of the Borrowers subject to the following limitations (in addition to any other limitations set forth in this Agreement):

               (i) In no event shall the aggregate amount of Advances allocated to any Borrower and Letter of Credit Usage with respect to Letters of Credit issued with respect to such Borrower, exceed the Maximum Allocated Amount for such Borrower; and

               (ii) Advances on any Funding Date shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of such amount.

          (c) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of thisAgreement or any other Loan Document, and (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule 1.6 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

          (d) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

          (e) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 Borrowing Procedures and Settlements.

          (a) Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, (ii) the requested Funding Date, which shall be a Business Day, and (iii) Borrowers' calculation as to Availability (showing each component thereof) as calculated pursuant to Section 2.1(a), including a certification as to the accuracy of such calculation and the satisfaction of all the conditions precedent for such Advance (as set forth in Section 3 hereof), and (iv) the applicable Borrowers to whom such Advance is to be made (and the amount of such Advance allocated, without duplication, to each such Borrower). At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

          (b) Making of Advances. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to each applicable Borrower (as allocated among the Borrowers in accordance with Section 2.1(b)) to its Designated Account.

     2.3 Payments.

          (a) Payments by Borrowers. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (b) Application, and Reversal of Payments.

               (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Collateral received by Lender, shall be applied as follows:

                    A. first, to pay any Lender Expenses then due to Lender
               under the Loan Documents, until paid in full,


                    B. second, to pay any fees then due to Lender under the Loan
               Documents, until paid in full,


                    C. third, ratably to pay interest due in respect of Advances until paid in full,


                    D. fourth, to pay the principal of all Advances (allocated to the applicable Borrower with respect to such payment, as determined by Lender in its Permitted Discretion, and taking into account for any payment any concurrent written request from Administrative Borrower as to application thereof, and thereafter to Advances allocated to all other Borrowers on a pro rata basis, provided, that, if there shall have occurred and be continuing an Event of Default at such time, such payments shall be allocated to the Borrowers as determined by Lender in its sole discretion at such time) until all Advances are paid in full,

                    E. fifth, if an Event of Default has occurred and is
               continuing, to be held by Lender, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                    F. sixth, to pay any other Obligations that are due and
               payable until paid in full, and

                    G. seventh, to Borrowers (to be wired, as allocated among
               the Borrowers, to the Designated Account for each Borrower) or such other Person entitled thereto under applicable law.

               (ii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.3(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the
                                      -17-
          payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

               (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (iv) In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

          2.4 Overadvances. If, at any time or for any reason, the aggregate amount of Advances and Letter of Credit Usage is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.10, (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with Section 2.3(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

          2.5 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

               (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin.

               (b) Letter of Credit Fee. Borrowers shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.10(e)) which shall accrue at a rate equal to three percent (3%) per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default,

                    (i) all Obligations (except for undrawn Letters of Credit)
               that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to four (4) percentage points above the per annum rate otherwise applicable hereunder, and

                    (ii) the Letter of Credit fee provided for above shall be
               increased to four (4) percentage points above the per annum rate otherwise applicable hereunder.

               (d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.10(e) (as and when accrued or incurred), the fees and costs provided for in
          Section 2.9 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances.

               (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate as to interest accruing from and after that date.

               (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.6 Crediting Payments. The receipt of any payment item by Lender shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the
                                      -19-
contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

     2.7 Designated Accounts. Lender is authorized to make the Advances, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.5(d). Each Borrower agrees to establish and maintain, or cause to be established and maintained, a Designated Account for the purpose of receiving the proceeds of the Advances requested by Borrowers (and allocated to such Borrower) and made by Lender hereunder. Unless otherwise agreed by Lender and each applicable Borrower, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account of each Borrower in an amount equal to each such Borrower's allocated share of the Advance. Each Designated Account shall be owned by the applicable Borrower, or by another Borrower for the benefit of each applicable Borrower having designated such account as its Designated Account.

     2.8 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents when the same become due and payable pursuant to Section 2.5(d) or any other provision hereunder or under any other Loan Document, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with
Section 2.6, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 60 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

     2.9 Fees. Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

          (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to three-quarters percent (.75%) per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the
                                      -20-
     immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

          (b) Servicing Fee. On the first day of each month during the term of this Agreement, a servicing fee in the amount of $4,000.00 for services rendered during the preceding month,

          (c) Commitment Fee. On the earlier of (i) the Closing Date or (ii) Lender's issuance of a commitment letter, a commitment fee of one and one-quarter percent (1.25%) of the Maximum Revolver Amount.

     2.10 Letters of Credit.

          (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers (allocated among the Borrowers as set forth in the applicable request for issuance delivered by Administrative Borrower). To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), the Borrower(s) for whose account such L/C or L/C Undertaking is being requested (and amount attributable, without duplication, to each such Borrower) and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

               (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances and less the Indenture Reserve, or

               (ii) the Letter of Credit Usage would exceed $5,000,000,

               (iii) the Letter of Credit Usage allocated to any Borrower, together with the outstanding Advances allocated to such Borrower, would exceed the Maximum Allocated Amount for such Borrower, or
                                      -21-

               (iv) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then existing amount of outstanding Advances and less the Indenture Reserve.

          (b) Borrowers and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to the Advances under
     Section 2.5. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

          (c) Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.
                                      -22-

          (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

          (e) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

          (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority, including Regulation D of the Federal Reserve Board, as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

               (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may (to the extent not so prohibited by applicable law), at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay within five (5) days of demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.11 Capital Requirements. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration
                                      -23-
thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Administrative Borrower thereof. Following receipt of such notice, Borrowers agree to pay (to the extent not so prohibited by applicable law) Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

     2.12 Joint and Several Liability of Borrowers.

          (a) Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

          (b) Notwithstanding any allocations of Advances among Borrowers (and without any limitation based on or relating to the Maximum Allocated Amount as to any Borrower), each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.12), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

          (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

          (d) The Obligations of each Borrower under the provisions of this
     Section 2.12 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
                                      -24-

          (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each of Borrowers assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.12 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.12, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or Lender.

          (f) Each Person composing Borrowers represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which Borrower believes or has reason to believe bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other
                                      -25-
     guarantors, if any, and of all other circumstances which Borrower believes or has reason to believe bear upon the risk of nonpayment or nonperformance of the Obligations.

          (g) The provisions of this Section 2.12 are made for the benefit of Lender and its respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, any successor, or any assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section
     2.12 will forthwith be reinstated in effect, as though such payment had not been made.

          (h) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

          (i)Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender, and such Borrower shall deliver any such
                                      -26-
     amounts to Lender for application to the Obligations in accordance with
     Section 2.3(b), or as may otherwise be required pursuant to the Indenture Intercreditor Agreement.

     2.13 Promissory Note. Borrowers shall execute and deliver to Lender a note (the "Promissory Note") to evidence Lender's commitment to lend up to the Maximum Revolver Amount. The Promissory Note shall be in the principal amount of the Maximum Revolver Amount, dated the date hereof, and substantially in the form of Exhibit 2.13 hereto. The Promissory Note shall represent the obligation of the Borrowers to pay the Maximum Revolver Amount or, if less, the aggregate unpaid principal amount of all Advances to Borrower together with interest thereon as prescribed in Section 2.5.

3.   CONDITIONS; TERM OF AGREEMENT

     3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

          (a) the Closing Date shall occur on or before July 26, 2002;

          (b) Lender shall have received all financing statements required by Lender, duly executed by the applicable Borrowers, and Lender shall have received searches reflecting the filing of all such financing statements;

          (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

               (i) the Disbursement Letter,

               (ii) the Promissory Note,

               (iii) the Mortgages,

               (iv) the Officers' Certificate,

               (v) Hazardous Materials Indemnity,

               (vi) the Guaranty executed by each of Diversified Opportunities Group Ltd., an Ohio limited liability company, and Gold Dust West Casino, Inc., a Nevada corporation,

               (vii) Indenture Intercreditor Agreement,

          (d) Lender shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;
                                      -27-

          (e) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

          (f) Lender shall have received a certificate of status with respect to each Borrower for which such certificates are issued by any Governmental Authority, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

          (g) Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

          (h) Lender shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

          (i) Lender shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

          (j) Lender shall have received a certificate of status with respect to each Guarantor, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

          (k) Lender shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

          (l) Lender shall have received such certificates of insurance, together with the endorsements thereto, as are required by Section 6.5, the form and substance of which shall be satisfactory to Lender;

          (m) Lender shall have received opinions of Borrowers' counsel in form and substance satisfactory to Lender;

          (n) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties,
                                      -28-
     assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

          (o) Lender shall have received an initial report of the type specified in Section 6.2(l) setting forth the EBITDA for the Casino Entities for the twelve (12) month period ending on May 31, 2002;

          (p) After giving effect to the initial extensions of credit hereunder, the amount of the Borrowing Base less the Letter of Credit Usage and less the Indenture Reserve shall be not less than $9,000,000;

          (q) Lender shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to Lender, the results of which shall be satisfactory to Lender;

          (r) Lender shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Lender in its Permitted Discretion;

          (s) Lender shall have received Borrowers' Closing Date Projections, the results of which are satisfactory to Lender in its Permitted Discretion;

          (t) Borrowers shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

          (u) Lender shall have received (i) appraisals of the Real Property Collateral satisfactory to Lender, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Lender (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Lender assuring Lender that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Lender;

          (v) Lender shall have received a phase-I environmental report and a real estate survey with respect to each parcel composing the Real Property Collateral; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Lender;

          (w) Lender shall have received copies of each of the Indenture and the Black Hawk Bonds, together with all applicable documents setting forth any Borrower's material rights and obligations relating thereto, and including a certificate of the Secretary of the applicable Borrower certifying each such document as being a true, correct, and complete copy thereof;

          (x) Borrowers shall have delivered all notices (including any applicable notice required to be delivered to applicable Governmental Authorities under any Gaming Law) and received all licenses, approvals and evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

          (y) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

     3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

          (a) within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.5, the form and substance of which shall be satisfactory to Lender and its counsel.

     3.3 Conditions Precedent to all Extensions of Credit other than Special Advances. The obligation of Lender to make all Advances (or to extend any other credit hereunder) other than Special Advances shall be subject to the following conditions precedent:

          (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

          (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates;

          (d) no applicable Governmental Authority shall, under any Gaming Law, have delivered notice to, or initiated any proceeding against, Lender or any Borrower requesting or requiring any material modification to, or the termination or invalidation of, any Loan Document or material provision thereof, unless, for any such notice or proceeding, Lender shall be satisfied, in its sole discretion, that such notice or proceeding has been, or will be, resolved without impairment of Lender's rights under the applicable Loan Documents; and
                                      -30-

          (e) no Material Adverse Change shall have occurred.

     3.4 Conditions Precedent to Special Advances. The obligation of Lender to make any Special Advances shall be subject to the following conditions precedent:

          (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof, in each case either (i) under Sections 8.1, 8.3, 8.4, 8.5, 8.6, 8.8, 8.9, 8.10, 8.12, 8.13, 8.14, 8.15 or 8.16 or Section
     8.2(a) to the extent relating to a breach of Sections 6.2 or 6.6 or (ii) under any other provision of this Agreement or any Loan Document where Lender determines, in its Permitted Discretion, that such Default of Event of Default could have a material adverse effect on the value of the Collateral or Lender's interest therein or the repayment in full of the Obligations pursuant to the terms of this Agreement;

          (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates;

          (d) no applicable Governmental Authority shall, under any Gaming Law, have delivered notice to, or initiated any proceeding against, Lender or any Borrower requesting or requiring any material modification to, or the termination or invalidation of, any Loan Document or material provision thereof, unless, for any such notice or proceeding, Lender shall be satisfied, in its sole discretion, that such notice or proceeding has been, or will be, resolved without impairment of Lender's rights under the applicable Loan Documents; and

          (e) no Material Adverse Change shall have occurred.

     3.5 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect for a term ending on July 12, 2007 (the "Maturity Date"). The foregoing notwithstanding, Lender, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.6 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender). No termination of this
                                      -31-

Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

     3.7 Early Termination. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4.CREATION OF SECURITY INTEREST.

     4.1 Grant of Security Interest. Borrowers, by this Agreement and the Mortgages, hereby grant to Lender a continuing security interest in all of their right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal
                                      -32-

Property Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions hereunder, Borrower shall have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 Delivery of Additional Documentation Required. In furtherance of the grant of a security interest in the Collateral pursuant to Section 4.1 above, Borrower shall execute and deliver to Lender the Mortgages with respect to the Real Property Collateral, and at any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Collateral acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office.

     4.3 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any financing statements, original financing statements in lieu of continuation statements, future filings, endorsements or certificates of title, sign the name of Borrower on any such document, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against account debtors, or notices to account debtors, in each case solely to the extent relating to the Collateral (c) send requests for verification of accounts, (d) at any time that an Event of Default has occurred or is continuing, endorse Borrower's name on any collection item that may come into Lender's possession, (e) at any time that an Event of Default and acceleration has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, in each case to the extent such policies of insurance relate to the Collateral, and (f) at any time that an Event of Default has occurred and is continuing and after acceleration, settle and adjust disputes and claims respecting any Collateral consisting of accounts or general intangibles directly with account debtors, for amounts and upon terms that Lender determines to be commercially reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.
                                      -33-

5. REPRESENTATIONS AND WARRANTIES.

     In order to induce Lender to enter into this Agreement, each Borrower makes (with respect to itself and each of its Subsidiaries that is a Borrower or Guarantor) the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1 No Encumbrances. Each Borrower has good and indefeasible title to its Collateral, free and clear of Liens except for Permitted Liens.

     5.2 Due Organization and Qualification; Subsidiaries.

          (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

          (b) Set forth on Schedule 5.2(b), is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on
     Schedule 5.2(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

          (c) Set forth on Schedule 5.2(c), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, including a list indicating the ownership percentages of each, and, for each Subsidiary that is a Borrower or Guarantor, a list showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

          (d) Except as set forth on Schedule 5.2(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's or Guarantor's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries that is a Borrower or Guarantor is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any capital Stock of any Subsidiary that is a
                                      -34-

     Borrower or Guarantor or any security convertible into or exchangeable for any such capital Stock.

     5.3 Due Authorization; No Conflict.

          (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

          (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default having a material adverse effect with respect to any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

          (c) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent (other than such consent that has already been obtained), or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, except for (i) the filing of financing statements, fixture filings, and Mortgages and (ii) with respect to the Specific Gaming Laws, the notices (and, if requested by the applicable Governmental Authority, such further information) required to be delivered by the Casino Entities thereunder and such potential approval requirements as may arise after the date hereof based on the rights of the applicable Governmental Authorities thereunder to invalidate or require modifications of contracts entered into in violation of applicable Gaming Laws (based upon considerations set forth in the Specific Gaming Law as they may pertain to Lender), all of which notices (and any further information relating thereto having been requested by any applicable Governmental Authority) have been, as of the Closing Date and any date thereafter on which the representations herein are tested or restated, delivered to the applicable Governmental Authorities.

          (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, in each case (i) except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, and (ii) subject to the rights of applicable Governmental Authorities (to require the modification or invalidation
                                      -35-
     of any Loan Document) under the Specific Gaming Laws based upon considerations set forth therein as they may pertain to Lender (it being understood that in no event shall any provision of this Agreement be deemed a consent by Lender to any exercise of such rights by any applicable Governmental Authority).

          (e) The Lender's Liens are or will be (as of the Closing Date and the date of each Advance) validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          (f) The execution, delivery, and performance by Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Guarantor.

          (g) The execution, delivery, and performance by Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Guarantor, the Governing Documents of Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on Guarantor,
     (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Guarantor, other than Permitted Liens, or (iv) require any approval of Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of Guarantor (other than such consent that has already been obtained).

          (h) The execution, delivery, and performance by Guarantor of the Loan Documents to which Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

          (i) The Loan Documents to which Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Guarantor will be legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     5.4 Litigation. Other than those matters disclosed on Schedule 5.4, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.5 No Material Adverse Change. All financial statements relating to Borrowers or Guarantors that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements,
                                      -36-
for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' (or Guarantors', as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers (or Guarantor's, as applicable) since the date of the latest financial statements submitted to Lender on or before the Closing Date.

     5.6 Fraudulent Transfer.

          (a) each Borrower is Solvent.

          (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

     5.7 Employee Benefits. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.8 Brokerage Fees. Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

     5.9 Leases. Borrowers enjoy peaceful and undisturbed possession under all leases material to the business of Borrowers and to which Borrowers are a party or under which Borrowers are operating. All of such leases are valid and subsisting and no material default by Borrowers exists under any of them.

     5.10 Insurance. Schedule (5.10) lists all insurance policies maintained, as of the Closing Date, for current occurrences by Borrower in connection with the Real Property Collateral, and Borrower has delivered certificates of all such insurance policies showing Lender as an additional insured party, together with additional loss payable endorsements, to Lender. All such policies are issued by financially sound and responsible insurance companies authorized to do business in the state where the Real Property Collateral is located and having a claims paying ability rating of "AA" or better.

     5.11 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to the Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and, to the best of each Borrower's knowledge after due inquiry and investigation, not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date,
                                      -37-
the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrowers' good faith best estimate of its future performance for the periods covered thereby.

     5.12 Indebtedness. Set forth on Schedule 5.12 is a true and complete list of all Indebtedness of (or to be paid from assessments on property owned by) each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date, including the Black Hawk Bonds and all other Indebtedness of any special improvement district the payment of which is to be made in whole or in any material part from assessments against all or any part of the Collateral, and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

     5.13 No Default. No Borrower is in Default of any provision of any payment or performance obligations with respect to the Indenture or the Black Hawk Bonds.

6.   AFFIRMATIVE COVENANTS.

     Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

     6.1 Accounting System. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender.

     6.2 Financial Statements, Reports, Certificates. Deliver to Lender:

          (a) whether or not actually required by the SEC, so long as any Obligations are outstanding, within the time periods specified in the Commission's rules and regulations (or such shorter time period or may be specified herein) and at any other time that such information may actually be distributed to any other Person:

               (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Parent's certified independent accountants,

               (ii) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years, a company prepared consolidated quarterly and annual financial information required by subsection (i) which shall include, with respect to the Casino Entities, a reasonably detailed presentation (including the financial condition and results of operations of
                                      -38-
          the Casino Entities) separate from the financial condition and results of operations of the Parent's other Subsidiaries,

               (iii) on a monthly basis, as soon as available, but in any event within 20 days after the end of each month, monthly financial statements of the kind required in clauses (i) and (ii) above, with respect only to the Casino Entities, including balance sheets, statements of cash flows and operations and other applicable information indicating financial condition and results of operations of the Casino Entities for such month.

               (iv) all current reports that would be required to be filed with the SEC on Form 8K if the Parent were required to file such reports,

               (v) any information that would be required to be filed or disclosed pursuant to Rule 144A(d)(4) under the Securities Act if the Parent were required to comply with such rule, and

               (vi) any other information that the Parent may from time to time provide to its shareholders generally.

          (b) To accompany each financial statement or report delivered to the Lender pursuant to Section 6.2(a), a Compliance Certificate signed by the chief financial officer of Parent to the effect that:

               (i) the financial statements delivered pursuant to Section 6.2(a) have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

               (ii) the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

               (iii) to such officer's best knowledge, after due inquiry and investigation, there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

               (iv) in connection with the year-end financial statements required to be delivered under this Section 6.2: (1) a review of the activities of the Borrowers during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Borrowers have kept, observed, performed and fulfilled their
                                      -39-

          Obligations under this Loan Agreement and the Loan Documents, and (2) no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Advances is prohibited, or if such event has occurred, a description of the event and what action the Borrower is taking or proposes to take with respect thereto.

          (c) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years, so long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
     Section 6.2(a) shall be accompanied by a written statement of the Borrowers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, (1) such accountants do not have knowledge of the existence of any Default or Event of Default under
     Section 7.16 and (2) nothing has come to their attention that would lead them to believe that any Borrower has violated any provisions of Section 6 or Section 7 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. Borrowers agree that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrowers that Lender reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

          (d) if and when filed by any Borrower and as requested by Lender, (1) satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change, (2) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and (3) within thirty days (30) after the end of each month, a tax payment report summarizing the Borrowers' tax payments for that month.

          (e) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

          (f) as soon as practicable after receipt or concurrently with delivery to the Indenture Trustee, the Black Hawk Business Improvement District or other Person, as applicable, copies of all material written notices received or given by any Borrower pursuant to the Indenture or the Black Hawk Bonds, and, as soon as any Borrower has
                                      -40-
     knowledge of any matured or unmatured event of default with respect to the Indenture or the Black Hawk Bonds, notice of such event of default,

          (g) within the same time period specified by the Gaming Authorities (as defined in the Indenture as in effect on the date hereof) or under applicable Gaming Law, copies of any notice, report, statement, or certificate required to be delivered by any Borrower to the Gaming Authorities.

          (h) To the extent not otherwise included and separately itemized in the financial reports to be provided above (as determined by Lender in its Permitted Discretion), statements of the operation of the Real Property Collateral (including a current rent roll (to the extent there are any leases in effect), quarterly operating statements, a cash flow report for such quarter and payments, a capital expense disbursement report, and a comparison of the budgeted income and expenses and the actual income and expenses for such month and year to date for the Real Property Collateral) as of the last day of each quarter, to be delivered within thirty (30) days after the end of each quarter, and yearly statements of the operation of the Real Property Collateral, including, one time each year upon Lender's request in its sole discretion, updated appraisals of the Real Property Collateral (specifically including the Appraisal Value), to be delivered within ninety (90) days after the end of each fiscal year; provided, however, that Lender may require updated appraisals more than once a year at any time upon the occurrence and during the continuance of an Event of Default. Upon request by Lender, Borrower shall provide the operating statement for the Real Property Collateral to Lender on a monthly basis.

          (i) An annual budget for the Casino Entities and the Real Property Collateral for Lender's review and approval within thirty (30) days prior to the beginning of each calendar year, and quarterly updates comparing the budget with actual results on a quarterly and year to date basis.

          (j) Within thirty (30) days prior to the beginning of each calendar year, copies of Parent's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, including separate Projections for the Casino Entities.

          (k) for each month that is the date on which a financial covenant in
     Section 7.16 is to be tested, a Compliance Certificate delivered to Lender concurrently with the delivery of the financial statements required pursuant to Sections 6.2(a) and (b), but in no case later than 20 days after the end of such period, demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.16.

          (l) concurrently with the delivery of the monthly financial statements delivered pursuant to Section 6.2(a)(iii), a summary indicating EBITDA for the Casino Entities for such month, and including, for purposes of calculation of the Borrowing Base, EBITDA for the Casino Entities for the preceding twelve (12) month period having
                                      -41-
     ended on the last day of such month, accompanied by such supporting detail and documentation as may be requested by Lender.

          (m) Upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrowers.

     6.3 Estoppel Statement. Deliver to Lender, upon request, an estoppel certificate from each tenant under any Lease; provided that such certificate may be in the form required under such Lease; provided further that no Borrower shall be required to deliver such certificates more frequently than two (2) times in any calendar year for any particular Lease.

     6.4 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their assets to be paid in full or discharged, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower has made such payments or deposits. Borrowers shall prepare and timely file with the appropriate governmental agencies all tax returns required to be filed for any period (or portion thereof), taking into account any extension of time to file granted to or obtained on behalf of any Borrower, and each such tax return shall be complete and accurate in all material respects. Borrowers shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which any Borrower is required to pay any such excise tax.

     6.5 Insurance.

          (a) At Borrowers' expense, maintain the policies of insurance providing coverage as in effect on the date hereof and as may be required from time to time pursuant to the Indenture (or, in the event that at any time the Indenture should cease to be in effect, as is required pursuant to the Indenture as in effect on the date hereof), covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. All such policies of insurance relating to the Collateral shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of all such policies relating to Collateral to Lender. For each policy relating to property of the Casino Entities, Borrowers shall (to the extent permitted by law) name Lender as additional insured. In addition, Borrower shall deliver a satisfactory lender's loss payable endorsement naming Lender as loss payee for each insurance policy covering Collateral. Borrower shall (i) pay, as they become due, all premiums for such insurance and (ii) not later than ten
     (10) days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section 6.5, deliver a renewed policy or policies, certificates thereof, or duplicate or originals thereof. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days
                                      -42-
     prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above and relating to the Real Property Collateral, or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Lender deems advisable and Borrower shall pay to Lender on demand such premium or premiums so paid by Lender with interest from the time of payment at the Default Rate. Lender shall have no obligation to obtain insurance for the Borrower or pay any premiums therefor. By doing so, Lender shall not deemed to have waived any Default or Event of Default arising from Borrower's failure to maintain such insurance or pay premiums therefor. All sums so disbursed, including reasonable attorney's fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral.

          (b) If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Borrower or by any lessee of any part of any Collateral, or become void or unsafe by reason of the failure or impairment of any insurer, or if for any other reasonable reason whatsoever such insurance shall become reasonably unsatisfactory to Lender, Borrower shall promptly obtain new or additional insurance reasonably satisfactory to Lender. Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.5 unless, (i) for any policy relating to property of the Casino Entities, Borrower (to the extent permitted by law) names Lender as an additional insured, and (ii) with respect to policies covering Collateral, Borrower provides Lender with a satisfactory loss payable endorsement naming Lender as a loss payee for such insurance policy. Administrative Borrower shall immediately notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder, the full particulars as to the policies evidencing the same, and providing copies of such policies, including (to the extent required by this Section 6.5(b)) evidence showing that Lender is named as an additional insured party and a satisfactory lender's loss payable endorsement naming Lender as a loss payee.

          (c) Give Lender prompt notice of any Event of Loss of $50,000 or more whether it is covered by such insurance or not. Borrower shall deposit with the Lender all Net Loss Proceeds in excess of $50,000 that are received as payment for an Event of Loss under any insurance policy required by this
     Section 6.5 (other than liability insurance policies), provided, however, that if an Event of Default has occurred and is continuing, Borrower shall deposit all Net Loss Proceeds with the Lender. For any Event of Loss resulting in Net Loss Proceeds in an aggregate amount not in excess of $3,000,000, so long as no Event of Default has occurred and is continuing, and subject to the conditions and limitations set forth in Section 6.5(d), such Net Loss Proceeds may, at the request of Administrative Borrower, be used by (and disbursed to) Borrowers to restore the Subject Property in accordance with Section 6.5(d). For any Event of Loss resulting in Net Loss Proceeds in an aggregate amount in excess of $3,000,000, all such Net Loss Proceeds shall, at Lender's option to be exercised in its sold discretion, be made
                                      -43-
     available to Borrowers pursuant to Section 6.5(d) below or be applied by Lender to the Obligations in any manner consistent with the terms of this Agreement.

          (d) Subject to the terms and conditions of this Section 6.5, all Net Loss Proceeds (from an Event of Loss where the aggregate Net Loss Proceeds are not in excess of $3,000,000) deposited with Lender may be disbursed to Borrower for payment of the costs of restoring the Subject Property so damaged or taken to its value, utility and condition immediately prior to such damage, provided, that:

               (i) the Borrower delivers to the Lender within 90 days of such Event of Loss a written opinion satisfactory to the Lender in its Permitted Discretion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operated in substantially the same condition it existed prior to the Event of Loss within in 360 days of the Event of Loss;

               (ii) the Borrower delivers to the Lender an Officer's Certificate certifying that the Borrower has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, or replacement of construction described in subsection (d)(i) to this
          Section 6.5;

               (iii) no Event of Default shall have occurred and be continuing without being waived or cured; and

               (iv) in the reasonable judgment of Lender, (1) the Subject Property can be restored substantially to the value, utility and condition thereof immediately prior to such damage or condemnation,
          (2) the Net Loss Proceeds deposited with Lender, together with such supplemental amounts deposited by Borrower with Lender for the purpose, shall be sufficient to complete the rebuilding, repair, or replacement described in subsection (d)(i) to this Section 6.5, (3) the repairs contemplated in subsection (d)(i) to this Section 6.5 can be expected to be expected to be completed no later than six (6) months after the Maturity Date, and (4) such Event of Loss, together with the time to required to restore or repair the Subject Property, shall not materially adversely affect the ability of Borrower to pay and perform its obligations under this Loan Agreement and the other Loan Documents during such restoration or thereafter.

If Lender advances funds under this Section 6.5, such funds will be advanced by Lender from time to time as the restoration work progresses upon the written request of Borrower subject to Borrowers' compliance with the conditions set forth in this Section 6.5 and any other reasonable requirements and conditions that Lender may impose from time to time it is Permitted Discretion. If the conditions set forth in this Section 6.5(d) are not satisfied, all Net Loss Proceeds deposited with Lender shall be applied by Lender in its sole discretion in any manner consistent with the terms of this Agreement.

     6.6 Litigation. Each Borrower shall give prompt notice to Lender of any Litigation or governmental proceedings pending or threatened against any Borrower
                                      -44-
which might materially adversely affect the Collateral or Borrowers' ability to perform the Obligations hereunder or under any other Loan Document.

     6.7 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.8 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from Lender under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from Lender under this Agreement. Lender has not engaged any broker in connection with this transaction.

     6.9 Existence. At all times preserve and keep in full force and effect each Borrower's valid existence and good standing and any rights, licenses, permits and franchises material to Borrowers' businesses and comply with all legal requirements applicable to it and the Collateral.

     6.10 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

     6.11 Black Hawk Bonds. At all times, make all applicable payments (including prompt payment of all Bond Assessment Payments), and otherwise exercise all rights of Borrowers and comply with all applicable obligations of Borrowers, so as to cause the Blackhawk Business Improvement District to at all times comply with all obligations under or relating to the Black Hawk Bonds. Without limiting the foregoing, Borrowers shall deliver to Lender a schedule setting forth all applicable payments on or with respect to the Bond Assessment Payments or the Black Hawk Bonds (and shall update the same promptly upon any change thereto), and shall, on or before any applicable due date, provide written evidence to Lender of the payment in full thereof. In the event that Borrowers shall fail to make any such payment (or provide evidence to Lender thereof), Lender shall, in addition to any other rights or remedies hereunder, have the right in its sole discretion to make such payment on behalf of the applicable Borrower, and Borrowers shall promptly reimburse Lender in full for any such payment so made by Lender, together with any costs or expenses of Lender in connection therewith, all with interest from the time of payment by Lender at the Default Rate.
                                      -45-

Lender shall have no obligation to make any such payment. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from any Borrower's failure to make such payment. All sums so disbursed, including reasonable attorney's fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral.

7.   NEGATIVE COVENANTS.

     Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following without the express prior written consent of the Lender:

     7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

          (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

          (b) Indebtedness set forth on Schedule 5.12;

          (c) other additional Indebtedness (including refinancings, renewals, or extensions of Indebtedness) incurred after date hereof expressly permitted pursuant to the terms of the Indenture as in effect on the date hereof (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions thereof do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness,
     (ii) with respect to Indebtedness permitted pursuant to the Indenture as in effect on the date hereof for Purchase Money Obligations, such Indebtedness is secured only by Permitted Liens described in clause (i) of the definition thereof, (iii) no such other additional Indebtedness permitted under the Indenture is secured by Liens on the Collateral other than Permitted Liens described in clause (i) of the definition thereof in connection with Purchase Money Obligations, (iv) for any such refinancing, renewal or extension, if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the aggregate amount of additional permitted Indebtedness of the Casino Entities incurred after the date hereof (but not including any permitted, refinancings, renewals or extensions of existing Indebtedness) does not exceed $5,000,000.

     7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom or assign any right to receive income therefrom, except for Permitted Liens (including Liens that are replacements of
                                      -46-

Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(c) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3 Restrictions on Fundamental Changes. Unless (i) the resulting or surviving entity is a Borrower hereunder, (ii) Lender receives at least thirty
(30) days prior notice, (iii) such notice is accompanied by statements or fixture filings (as applicable) and any other document that Lender may request in its sole discretion for purposes of preserving Lender's rights hereunder and under the other Loan Documents, (iv) all actions necessary to perfect and continue Lender's Liens are taken and (v) Lender's Liens are perfected and shall remain so without any impairment to the priority or enforceability thereof:

          (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

          (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

     7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower without the prior written consent of the Lender.

     7.5 Change Name. Change any Borrower's name, FEIN, corporate structure or identity, or add any new fictitious name; provided, however, that a Borrower may change its name upon at least 30 days prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's Liens.

     7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person, except (a) for the existing guaranties granted pursuant to the Indenture, (b) with respect to Parent only, as may be expressly permitted in the Indenture as in effect on the date hereof, and (c) by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Lender or the Indenture Trustee.

     7.7 Nature of Business. Make any change in the principal nature of Borrowers' business.

     7.8 Prepayments and Amendments.

          (a) prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, except (i) in connection with a refinancing permitted by Section 7.1(c), (ii) the Obligations in accordance with this Agreement, (iii) any mandatory prepayment or repurchase of the Notes pursuant to the Indenture, and (iv) any prepayment or redemption of Indebtedness expressly permitted pursuant to the terms of the Indenture as in effect on the date hereof so long as, both before and after giving effect
                                      -47-
     to such prepayment or redemption, (1) no Default or Event of Default shall have occurred and be continuing, and (2) the sum of Availability plus Available Cash is not less than $7,000,000.

          (b) Except with respect to the Indenture Documents or in connection with any refinancing permitted by Section 7.1(c), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

          (c) Change or amend, or permit the change or amendment to, the terms of any Indenture Document or the Black Hawk Bonds if the effect of such amendment is to: (i) increase the interest rate thereunder; (ii) change the dates upon which payments of principal or interest are due other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect thereto; (iv) change the redemption or prepayment provisions thereof other than to extend the dates therefor or to reduce the premiums payable in connection therewith; or (v) materially increase the obligations of the Borrowers thereunder or otherwise confer additional material rights in a manner adverse to Lender or any Borrower.

     7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding except distributions or declaration and payment of dividends by a Borrower to another Borrower or Guarantor, or, with respect to Parent, as may expressly be permitted pursuant to the terms of the Indenture as in effect on the date hereof, provided, however, that both before and after giving effect to such distribution (1) no Default or Event of Default shall have occurred and be continuing, and (2) the sum of Availability plus Available Cash is not less than $7,000,000.

     7.11 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrowers' financial condition.

     7.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment.

     7.13 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are
                                      -48-
fully disclosed to Lender, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate.

     7.14 Suspension. Suspend or go out of a substantial portion of its business.

     7.15 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes, but at all times exclusively by or for the benefit of all Borrowers collectively, including use of such proceeds for (i) operations or funding of any Casino Entity, (ii) use by any Casino Entity for any lawful and permitted purpose, (iii) preservation and maintenance of the Collateral, or (iv) the payment of obligations (including legally enforceable guaranty obligations) payable by all Borrowers on a joint and several basis.

     7.16 Financial Covenants. With respect to the Casino Entities, considered on a consolidated basis:

          (a) Minimum EBITDA. Fail to maintain EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:



    --------------------------------  --------------------------------
           Applicable Amount                  Applicable Period
    --------------------------------- --------------------------------

              $10,000,000             For the 12 month period ending
                                      7/31/02 and each fiscal quarter
                                      end thereafter.
    --------------------------------- --------------------------------

          (b) Capital Expenditures. For each fiscal year ending during the term of this Agreement, make Capital Expenditures in such fiscal year in excess of $7,300,000; provided, that for each such fiscal year commencing after the date hereof, after Lender's receipt, and based upon its review and approval, of the Projections and the budget required to be delivered pursuant to Sections 6.2(i) and (j) hereunder within 30 days prior to the commencement of, and with respect to, such fiscal year, Lender shall review and, in its Permitted Discretion, at such time revise the maximum Capital Expenditures amount for such fiscal year. Borrowers shall, promptly after Lender's determination of any such revision and notice thereof to Borrowers, acknowledge and agree in writing to be bound thereby.

     7.17 Stay, Extension and Usury Laws. Insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Loan Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any
                                      -49-
power herein granted to the Lender, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     7.18 Impairment of Security Interests.

          (a) Take or omit to take any action with respect to the Collateral that might or would have the result of affecting or impairing the security interest in the Collateral in favor of the Lender, or

          (b) Grant any Person (other than the Lender) any interest whatsoever in the Collateral that is not a Permitted Lien.

     7.19 No Joint Assessment. Suffer, permit or initiate the joint assessment of the Real Property Collateral (i) with any other real property constituting a tax lot separate from the Real Property Collateral, and (ii) with any portion of the Real Property Collateral which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Real Property Collateral.

     7.20 Principal Place of Business. Change its principal place of business without first giving Lender thirty (30) days prior notice.

     7.21 ERISA. Engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Loan Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

     7.22 Fiscal Year. Adopt or maintain a fiscal year different from that of Parent.

8.   EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 Failure to Pay. If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

     8.2 Failure to Comply with Terms of this Agreement.

          (a) If Borrowers fail or neglect to perform, keep or observe any of the provisions of Sections 6.2, 6.3, 6.5, 6.6, 6.10, 6.11, or 7 of this Agreement, or

          (b) If Borrowers fail or neglect to perform, keep or observe any of the provisions of this Agreement or any of the other Loan Documents (but not including any Mortgage) (other than any provision embodied in or covered by any other clause of this Section 8) and the same shall remain unremedied for thirty (30) days or more, provided,
                                      -50-
     however, that if any such breach relates to or is based on compliance with the terms of the Indenture, the thirty (30) day period provided hereunder shall apply only to the extent that it is not a duplication of any applicable cure period provided under the Indenture.

     8.3 Seizure of Assets. If any material portion of any Borrower's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

     8.4 Voluntary Insolvency Proceeding. If an Insolvency Proceeding is commenced by any Borrower;

     8.5 Involuntary Insolvency Proceeding. If an Insolvency Proceeding is commenced against any Borrower and any of the following events occur: (a) the applicable Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

     8.6 Interruption of Business. If any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.7 Liens. If a notice of Lien, levy, or assessment is filed of record with respect to any Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's assets and the same is not paid before such payment is delinquent;

     8.8 Judgment Lien. If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Borrower's assets or the Collateral;

     8.9 Event of Default Under Indenture. If there occurs an "Event of Default" under and as defined in the Indenture, or any condition or event requiring a mandatory redemption or prepayment of all or a material portion of the "Notes" issued thereunder;

     8.10 Event of Default Under Black Hawk Bonds. If there occurs an "Event of Default" under and as defined in the Black Hawk Bonds, or any condition or event requiring a mandatory redemption or prepayment of all or a material portion of such Black Hawk Bonds;

     8.11 Default Under Other Agreements. If there is a default in any other material agreement to which any Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

     8.12 Subordinated Indebtedness. If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.13 Misrepresentation. If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries;

     8.14 Failure of Lien. If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

     8.15 Unenforceability of Agreement. Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document.

     8.16 Termination of Guaranty. If the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by such Guarantor thereunder.

     8.17 Default under any Mortgage. If there occurs a default or an event of default under any Mortgage.

9.   THE LENDER'S RIGHTS AND REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

          (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender; provided, however, that, without limiting any other rights and remedies of Lender under this Section 9.1 or otherwise, Lender shall continue making Special Advances subject to the conditions set forth in Section 3.4 hereof so long as (and only for so long as) Lender shall not, in its sole discretion, have declared all Obligations immediately due and payable pursuant to clause (a) above;

          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

          (d) Without notice to or demand upon any Borrower or Guarantor, exercise all rights and remedies under the Mortgages and other Loan Documents;

          (e) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the UCC), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Lender, or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

          (f) Hold, as cash collateral, any and all balances and deposits of any Borrower held by Lender to secure the full and final repayment of all of the Obligations; and

          (g) Have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents.

     9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

     If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to any Borrower, may, except as limited by applicable Gaming Laws, do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or
(c) in the case of the failure to comply with Section 6.5 hereof, obtain and maintain insurance policies of the type described in Section 6.5 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1 Demand; Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any such Borrower may in any way be liable.

     11.2 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.2 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Administrative Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Lender, as the case may be, at its address set forth below:

                  If to Administrative
                  Borrower:                   JACOBS ENTERTAINMENT, INC.
                                              240 Main Street
                                              Black Hawk, Colorado 80422
                                              Attn:  Steve Roark
                                              Fax No.:  303.523.5227

                  with copies to:             BAKER & HOSTETLER LLP
                                              303 E. 17th Avenue, Suite 1100
                                              Denver, Colorado 80203
                                              Attn: James King, Esq.
                                              Fax No.:  303.861.7805

                  If to Lender:               FOOTHILL CAPITAL CORPORATION
                                              2450 Colorado Avenue
                                              Suite 3000 West
                                              Santa Monica, California  90404
                                              Attn:  Structured Finance Group
                                              Fax No.:  310.453.7442

                  with copies to              PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                              555 South Flower Street, 23rd Floor
                                              Los Angeles, California  90071
                                              Attn:  Hydee R. Feldstein, Esq.
                                              Fax No.  213.627.0705

     Lender and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the UCC, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the UCC shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY HEREIN (WITH RESPECT TO THE UCC) OR IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

     BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1 Assignments and Participations.

          (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Lender and the Assignee an appropriate assignment and acceptance agreement.

          (b) From and after the date that Lender provides Administrative Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of a Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.2 hereof) and be released from its future obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

          (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

          (d) Upon the request of Lender, any Assignee or Borrower in connection with an assignment to an Assignee pursuant to this Section 14.1, the parties hereto shall amend the Loan Documents and take such other actions, in each case, in such manner as Lender may in its Permitted Discretion require in order to (i) cause the Lender (or its designee) to be an agent hereunder, (ii) cause this Agreement to be in the form of an agented loan and (iii) continue the perfection of the security interests granted pursuant to the Loan Documents in favor of the agent and the Lenders hereunder.

          (e) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents, provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

          (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

          (g) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          (h) Any assignment or participation of all or any rights under this Agreement or any other Loan Document shall in all events be subject to applicable Gaming Laws (including any notice requirements to gaming authorities, and potential required approvals or findings of suitability by such authorities, or the rights of any applicable authority to invalidate, restrict or condition any such assignment or participation).

     14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

     15.1 Consents and Waivers. No waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.  GENERAL PROVISIONS.

     16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers and Lender.

     16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5 Withholding Taxes. All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrowers will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

     16.6 Amendments in Writing. This Agreement only can be amended by a writing signed by Lender and each of the Borrowers.

     16.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though, and to the same extent as if, such Voidable Transfer had never been made.

     16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     16.10 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is solely as an accommodation to Borrowers, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from any handling of the Loan Account and the Collateral in a combined fashion and for any Borrowing made to any other Borrower, since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to any Lender-Related Person under this Section
16.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                  Borrowers:

                                   JACOBS ENTERTAINMENT, INC.,
                                   a Delaware corporation

                                   By:  /s/ Stephen R. Roark
                                       ----------------------------------------


                                   BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. a Colorado corporation.



                                   By:  /s/ Stephen R. Roark
                                       ----------------------------------------
                                           Stephen R. Roark,
                                           President


                                   GILPIN VENTURES, INC.
                                   a Colorado corporation

                                   By:  /s/ Stephen R. Roark
                                       ----------------------------------------
                                           Stephen R. Roark,
                                           President

                                    GILPIN HOTEL VENTURE
                                    a Colorado partnership

                                    By:     BLACK HAWK GAMING &
                                            DEVELOPMENT COMPANY, INC,
                                            a Colorado corporation,
                                            Its Joint Venture Partner

                                            By: /s/ Stephen R. Roark
                                               ---------------------------------
                                                     Stephen R. Roark,
                                                     President

                                    By:     GILPIN VENTURES, INC.,
                                            a Colorado corporation,
                                            Its Joint Venture Partner

                                            By: /s/ Stephen R. Roark
                                               ---------------------------------
                                                     Stephen R. Roark,
                                                     President

                                    BLACK HAWK/JACOBS ENTERTAINMENT LLC
                                    a Colorado limited liability company

                                    By:     BLACK HAWK GAMING & DEVELOPMENT
                                            COMPANY, INC.,
                                            a Colorado corporation,
                                            Its Manager

                                            By: /s/ Stephen R. Roark
                                               ---------------------------------
                                                     Stephen R. Roark,
                                                     President

                  Lender:

                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation

                                    By:  /s/ Stephen Schwartz
                                        ----------------------------------------
                                    Title: S.V.P.

                             EXHIBITS AND SCHEDULES

Exhibit C-1                Form of Compliance Certificate
Exhibit 2.13               Form of Promissory Note

Schedule 1.1               Appraisal Value
Schedule 1.2               Collateral Description
Schedule 1.3               Initial Designated Accounts
Schedule 1.4               Lender's Account
Schedule 1.5               Maximum Allocated Amount
Schedule 1.6               Permitted Liens/Existing Liens
Schedule 1.7               Real Property Collateral
Schedule 5.2(b)            Capitalization of Borrower
Schedule 5.2(c)            Capitalization of Borrower's Subsidiaries
Schedule 5.4               Litigation
Schedule 5.10              List of Insurance Policies
Schedule 5.12              Pre-Closing Indebtedness


                                  Schedule 1.1
                                 Appraisal Value

Aggregate Appraisal Value for Real Property Collateral: $58,590,000

                                  Schedule 1.2
                             Collateral Description

     Section 1. "Collateral" or "Credit Agreement Collateral" means all of the Black Hawk/Gilpin Entities' (as hereafter defined) right, title and interest in, to and under the following property, whether now existing or hereafter arising or acquired from time to time (collectively, the "Collateral"; the following capitalized terms have the meaning set forth in Section 2 of this Schedule 1.2):

                    1.     Owned Premises;

                    2.     Leased Premises;

                    3.     Leases;

                    4. Rents and other income, issues and profits derived from items 1-3, inclusive, above;

                    5.     Equipment; and

                    6.     Proceeds.

     Section 2. Definitions. As used in this Schedule 1-2, the following terms shall have the following meanings. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as defined below). Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

     "Alteration" shall mean any and all alterations, installations, improvements, additions, modifications or changes of a structural nature of or to the Leased Premises or Owned Premises.

     "Black Hawk" shall mean Black Hawk Gaming & Development, Inc., a Colorado corporation.

     "Black Hawk/Gilpin Entities" shall mean, collectively, Black Hawk, Black Hawk/Jacobs and Gilpin.

     "Black Hawk/Jacobs" shall mean Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company.

     "Credit Agreement" shall mean that certain Loan and Security Agreement between and among Lender and Jacobs Entertainment, Inc., a Delaware corporation, Gilpin Ventures, Inc., a Colorado corporation, and the Black Hawk/Gilpin Entities, as Borrowers.

     "Equipment" shall mean all "equipment", as such term is defined in the UCC, now owned or hereafter acquired by any Black Hawk/Gilpin Entity, wherever located and, in any event, including all such Black Hawk/Gilpin Entity's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, gaming machines and devices, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

     "Fixture" shall mean (1) all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Owned Land or any other Improvement or used in connection with the use and enjoyment of the Owned Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Owned Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, gaming machines or devices, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof and (2) all of the Black Hawk/Gilpin Entities' estate, right, title and interest in, to and under all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Leased Land or any other Improvement or used in connection with the use and enjoyment of the Leased Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Leased Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, gaming machines or devices, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof to the extent of the Black Hawk/Gilpin Entities' estate, right, title and interest therein.

     "Gilpin" shall mean Gilpin Hotel Venture, a Colorado joint venture.

     "Governmental Authority" shall mean any federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Black Hawk/Gilpin Entities or the Credit Agreement Collateral or any portion thereof.

     "Improvements" shall mean (1) all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Owned Land including, without limitation, (i) all Fixtures of the type described in clause (1) of the definition thereof, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Owned Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Owned Land and to be part of the improvements immediately upon their incorporation therein; and (2) all of the Black Hawk/Gilpin Entities' estate, right, title and interest in, to and under all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Leased Land including, without limitation, (i) all Fixtures of the type described in clause (2) of the definition thereof, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Leased Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Leased Land and to be part of the improvements immediately upon their incorporation therein.

     "Landlord" shall mean any landlord, sublandlord, lessor, sublessor franchisor, licensor or grantor, as applicable.

     "Leased Land" shall mean, in the case of Gilpin, the land described in Schedule A annexed hereto as Parcels 1, 2, 3, 4, 5 and 7 and any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way demised under the Mortgaged Leases or belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way be demised under the Mortgaged Leases or belong, relate or be appurtenant thereto.

     "Leased Premises" shall mean, collectively, (1) the lessee's interest and estate in the Mortgaged Leases and all recorded or unrecorded extensions, amendments, supplements and restatements thereof, and (2) all right, title and interest of the lessee under the Mortgaged Leases in and to (i) the Leased Land and (ii) Improvements of the type described in clause (2) of the definition thereof.

     "Leases" shall mean, collectively, any and all interests of the Black Hawk/Gilpin Entities, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy, rental, access or concession agreements and any other agreements pursuant to which any Person is granted a possessory interest in or right to use or occupy all or any portion of the Credit Agreement Collateral, in each case whether now existing or hereafter entered, into, whether or not of record, relating in any manner to the Owned Premises or the Leased Premises or the use or occupancy thereof and any and all amendments, modifications, supplements, replacements, extensions, renewals and/or guarantees, if any thereof, whether now in effect or hereafter coming into effect.

     "Lender" shall mean Foothill Capital Corporation, together with its successors or assigns under the Credit Agreement.

     "Mortgaged Leases" shall mean the leases described on Schedule B attached hereto.

     "Net Loss Proceeds" shall have the meaning assigned to such term in the Indenture as in effect on the date hereof.

     "Owned Premises" shall mean, collectively, (i) the Owned Land and (ii) Improvements of the type described in clause (1) of the definition thereof described.

     "Owned Land" shall mean (i) in the case of Black Hawk, the land described in Schedule A annexed hereto as Parcels 1, 2, 3, 4 and 5 and (ii) in the case of Black Hawk/Jacobs, the land described in Schedule A annexed hereto as Parcel 6, in each case together with Black Hawk's or Black Hawk/Jacobs's, as the case may be, reversionary rights therein and all of the Black Hawk/Gilpin Entities' rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes licenses, covenants, conditions, restrictions, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

     "Person" shall have the meaning assigned to such term in the Indenture as in effect on the date hereof.

     "Premises" shall mean, collectively, the Owned Premises and the Leased Premises.

     "Proceeds" shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include, without limitation, all (i) proceeds of the conversion, voluntary or involuntary, of any of the Credit Agreement Collateral or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance (except payments made to a Person, other than the Black Hawk/Gilpin Entities or any Subsidiary thereof, that is not a party to the Financing Documents), indemnity, warranty, guaranty or claim payable to the Lender, the Indenture Trustee or to the Black Hawk/Gilpin Entities from time to time with respect to any of the Credit Agreement Collateral including, without limitation, all Net Loss Proceeds relating thereto, (iii) payments (in any form whatsoever) made or due and payable to the Black Hawk/Gilpin Entities from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Credit Agreement Collateral by any Governmental Authority (or any Person acting on behalf of a Governmental Authority) including, without limitation, all Net Loss Proceeds relating thereto, (iv) products of the Credit Agreement Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Credit Agreement Collateral.

     "Rents" shall mean, collectively, any and all rents, additional rents, royalties, issues, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Black Hawk/Gilpin Entities under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a lease.

     "Tenant" shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

     "UCC" means, generally, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that solely for the purposes of the provisions hereof relating to the attachment, perfection or priority of Lender's security interest in any Collateral and for purposes of definitions relating to such provisions, (a) subject to clause (b) below, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in the State of Colorado and (b) in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in any other jurisdiction, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction.

                      Schedule A to Collateral Description

                 Legal Description of Real Property (by Parcel)

PARCEL 1:

LOTS 2, 3, 4 AND THE WESTERLY 30 FEET OF LOT 5, BLOCK 37,

CITY OF BLACK HAWK,

TOGETHER WITH THAT PORTION OF MAIN STREET ADJOINING SAID LOTS CONVEYED TO GILPIN GOLD, INC., A COLORADO CORPORATION AND BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. FKA MOUNTAIN CASINO PROPERTIES BY PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

TOGETHER WITH THAT PORTION OF MAIN STREET ADJOINING SAID LOTS CONVEYED TO BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. FKA MOUNTAIN CASINO PROPERTIES BY PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 183,

EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT, RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 138, COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 2:

A PARCEL OF GROUND IN THE CITY OF BLACK HAWK, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT WHICH LIES N. 48(degree)06' W., 10 FEET FROM THE SOUTHEAST CORNER OF LOT 6, BLOCK 40, CITY OF BLACK HAWK; THENCE N. 43(degree)33' E.,
100.05 FEET; THENCE S. 48(degree)06' E., 10 FEET; THENCE N. 43(degree)33' E.,
48.12 FEET; THENCE S. 51(degree)34' E., 93.30 FEET; THENCE S. 38(degree)29' W.,
152.36 FEET; THENCE N. 57(degree)59' W., 10 FEET; THENCE N. 48(degree)06' W.,
106.66 FEET TO THE PLACE OF BEGINNING, SOMETIMES DESCRIBED AS THE EAST 10 FEET OF LOT 6, BLOCK 40, PART OF MILL SITE NO. 29 AND THE WEST 10 FEET OF MILL SITE NO. 30 AND TRACT,

TOGETHER WITH THAT PORTION OF MAIN STREET ADJOINING SAID PARCEL CONVEYED TO GILPIN GOLD, INC., A COLORADO CORPORATION AND BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. FKA

MOUNTAIN CASINO PROPERTIES BY PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

TOGETHER WITH THAT PORTION OF MAIN STREET ADJOINING SAID PARCEL CONVEYED TO BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. FKA MOUNTAIN CASINO PROPERTIES BY PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 183,

EXCEPTING THEREFROM THOSE PORTIONS OF MILL SITE 29 GRANTED TO THE COUNTY OF GILPIN BY INSTRUMENTS RECORDED NOVEMBER 6, 1939, IN BOOK 214 AT PAGE 69, AND APRIL 8, 1940, IN BOOK 214 AT PAGE 225,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT, RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 183,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 138,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 160,

AND EXCEPT ANY PORTION CONVEYED TO BLACK HAWK/JACOBS ENTERTAINMENT, LLC BY QUIT CLAIM DEED RECORDED MARCH 24, 1997, IN BOOK 617 AT PAGE 192,

AND EXCEPT ANY PORTION CONVEYED TO THE COLORADO CENTRAL RAILROAD COMPANY BY DEED RECORDED IN BOOK 72 AT PAGE 363,

AND EXCEPT THOSE PORTIONS OF MILL SITE 29 GRANTED TO THE COUNTY OF GILPIN BY INSTRUMENTS RECORDED NOVEMBER 6, 1939, IN BOOK 214 AT PAGE 69 AND APRIL 8, 1940, IN BOOK 214 AT PAGE 225,

COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 3:

THE EAST 15 FEET OF LOT 11,

ALL OF LOT 12, BLOCK 35, AND

ALL OF LOT 1, BLOCK 37,

CITY OF BLACK HAWK,

TOGETHER WITH AND SUBJECT TO PERPETUAL EASEMENT RECORDED APRIL 15, 1997, IN BOOK 618 AT PAGE 295, AND

TOGETHER WITH AND SUBJECT TO ANY PORTION CONVEYED TO BLACK HAWK GAMING &, DEVELOPMENT COMPANY, INC., A COLORADO CORPORATION AND GILPIN HOTEL VENTURE, A COLORADO JOINT VENTURE BY EASEMENT, BOUNDARY AND REAL ESTATE CONVEYANCE AGREEMENT RECORDED MARCH 8, 1994, IN BOOK 560 AT PAGE 428.

EXCEPT ANY PORTION CONTAINED IN DEED RECORDED MARCH 8, 1994, IN BOOK 560 AT PAGE 424,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT, RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

AND EXCEPT ANY PORTION CONVEYED TO 101 MAIN STREET LIMITED LIABILITY COMPANY BY AGREEMENT RECORDED MARCH 8, 1994, IN BOOK 560 AT PAGE 428.

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 138,

COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 4:

THAT PORTION OF THE NINETY NINE (99) LODE A MINING CLAIM, SAID 99 LODE AS DESCRIBED IN QUIT CLAIM DEED RECORDED DECEMBER 13, 1899, IN BOOK 150 AT PAGE 317, THAT LIES WITHIN THE BOUNDARIES OF PARCELS 1, 2, 3 AND 5, SHOWN HEREIN,

CITY OF BLACK HAWK,

COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 5:

THAT PART OF MILL SITE #30, CITY OF BLACK HAWK, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEASTERLY CORNER OF MILL SITE 30 AT THE BEND POINT ON MAIN STREET; THENCE N. 35(degree)41' E., 12.0 FEET BETWEEN MILL SITES 30 AND 31, TO THE POINT OF BEGINNING; THENCE N. 35(degree)41' E., 103.61 FEET BETWEEN MILL SITES 30 AND 31 TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF HIGHWAY #119; THENCE
N. 51(degree)34' W., 486.91 FEET ALONG THE HIGHWAY RIGHT OF WAY; THENCE S. 38(degree)29' W., 152.36 FEET MORE OR LESS FROM A BEND POINT; THENCE S. 57(degree)59' E., 264.08 FEET

ALONG MAIN STREET; THENCE S. 56(degree)24' E., 230.29 FEET, MORE OR LESS, TO THE POINT OF BEGINNING;

EXCEPT ANY PORTION THEREOF LYING WITHIN TRACT DESCRIBED IN BOOK 170 AT PAGE 225, SOMETIMES REFERRED TO AS THE WEST 10 FEET OF MILL SITE #30;

AND EXCEPT ANY PORTION THEREOF LYING WITHIN TRACT DESCRIBED IN BOOK 195 AT PAGE 527;

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT, RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 183,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 138,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 160,

AND EXCEPT ANY PORTION CONVEYED TO BLACK HAWK/JACOBS ENTERTAINMENT, LLC BY QUIT CLAIM DEED RECORDED MARCH 24, 1997, IN BOOK 617 AT PAGE 192,

AND EXCEPT ANY PORTION CONVEYED TO THE COLORADO CENTRAL RAILROAD COMPANY BY DEED RECORDED IN BOOK 72 AT PAGE 363,

COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 6:

A TRACT OF LAND SITUATED IN MILL SITES 30, 31, 32 AND 34, IN THE CITY OF BLACK HAWK. SITUATED IN THE SOUTH OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 72 WEST OF THE 6TH P.M., AND IN BLACK HAWK/JACOBS SUBDIVISION FILING NO. 1 MINOR SUBDIVISION PLAT, RECORDED OCTOBER 9, 1998, IN BOOK 653 AT PAGE 44, AND THE 1ST AMENDMENT RECORDED OCTOBER 9, 1998, IN BOOK 653 AT PAGE 45, AND THE SECOND AMENDMENT RECORDED OCTOBER 9,1998, IN BOOK 653 AT PAGE 46,

GILPIN COUNTY, COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT WHICH BEARS S. 66(degree)30'08" E., A DISTANCE OF 2923.98 FEET FROM THE W 1/4 CORNER OF SAID SECTION 7, ALSO BEING CORNER #21 OF THE SECURITY PLACER MINERAL SURVEY NO. 5864 AND

SITUATED ON THE NORTHEASTERLY RIGHT-OF-WAY OF MAIN STREET AS SHOWN ON A.D.G. ENGINEERING INC. REALIGNMENT MAPS FOR THE CITY OF BLACK HAWK; THENCE ALONG THE SAID NORTHEASTERLY RIGHT-OF-WAY THE FOLLOWING ELEVEN (11) COURSES:
N. 39(degree)01'53" W., A DISTANCE OF 241.62 FEET TO A POINT;
N. 35(degree)04'41" W., A DISTANCE OF 58.02 FEET TO A POINT;
N. 43(degree)11'28" W., A DISTANCE OF 55.15 FEET TO A POINT;
N. 48(degree)17'59" W., A DISTANCE OF 28.82 FEET TO A POINT;
N. 60(degree)47'16" W., A DISTANCE OF 211.15 FEET TO A POINT;
N. 35(degree)40'25" E., A DISTANCE OF 3.31 FEET TO A POINT;
N. 61(degree)49'18" W., A DISTANCE OF 53.33 FEET TO A POINT;
N. 57(degree)09'32" W., A DISTANCE OF 94.26 FEET TO A POINT;
N. 52(degree)54'00" W., A DISTANCE OF 78.00 FEET TO A POINT;
N. 57(degree)25'53" W., A DISTANCE OF 76.00 FEET TO A POINT;
N. 60(degree)09'14" W., A DISTANCE OF 73.21 FEET TO A POINT;
THENCE DEPARTING SAID RIGHT-OF-WAY N. 32(degree)45'26" E., A DISTANCE OF 117.52 FEET TO A POINT ON THE PROPOSED SOUTHWESTERLY RIGHT-OF-WAY OF COLORADO HIGHWAY #119;

THENCE ALONG SAID PROPOSED RIGHT-OF-WAY THE FOLLOWING FOUR (4) COURSES;
S. 51(degree)35'41" E., A DISTANCE OF 834.94 FEET TO A POINT;
N. 50(degree)56'24" E., A DISTANCE OF 9.11 FEET TO A POINT;
S. 39(degree)03'36" E., A DISTANCE OF 40.98 FEET TO A POINT;
S. 51(degree)35'41" E., A DISTANCE OF 34.03 FEET TO A POINT;
THENCE ON A CURVE TO THE LEFT CONTAINING A CENTRAL ANGLE OF 6(degree)51'22", A RADIUS OF 1403.00 FEET, AN ARC LENGTH OF 167.89 FEET, A CHORD BEARING OF S. 55(degree)01'22" E., A CHORD DISTANCE OF 167.79 FEET TO A POINT;
THENCE CONTINUING ALONG SAID RIGHT-OF-WAY S. 66(degree)16'40" E., A DISTANCE OF
93.28 FEET TO A POINT;
THENCE S. 23(degree)43'20" W., A DISTANCE OF 9.66 FEET TO A POINT OF CURVATURE; THENCE ON A NON TANGENT CURVE TO THE LEFT CONTAINING A CENTRAL ANGLE OF 6(degree)28'03", A RADIUS OF 1403.00 FEET, AN ARC LENGTH OF 158.37 FEET, A CHORD BEARING OF S. 65(degree)30'54" E., A CHORD DISTANCE OF 158.29 FEET TO A POINT; THENCE DEPARTING SAID PROPOSED RIGHT-OF-WAY S. 22(degree)25'26" W., A DISTANCE OF 4.35 FEET TO A POINT;
THENCE N. 69(degree)00'00" W., A DISTANCE OF 50.12 FEET TO A POINT;
THENCE N. 67(degree)30'00" W., A DISTANCE OF 30.14 FEET TO A POINT;
THENCE S. 18(degree)59'09" W., A DISTANCE OF 75.65 FEET TO A POINT ON THE AFOREMENTIONED RIGHT-OF-WAY OF MAIN STREET;
THENCE ALONG SAID RIGHT-OF-WAY OF MAIN STREET THE FOLLOWING FOUR (4) COURSES:
N. 71(degree)00'51" W., A DISTANCE OF 34.52 FEET TO A POINT;
N. 69(degree)35'02" W., A DISTANCE OF 52.24 FEET TO A POINT;

N. 71(degree)47'03" W., A DISTANCE OF 35.89 FEET TO A POINT;
N. 66(degree)13'42" W., A DISTANCE OF 197.56 FEET TO THE POINT OF BEGINNING, COUNTY OF GILPIN, STATE OF COLORADO

PARCEL 7:

THE THIRD FLOOR OF A THREE LEVEL PARKING GARAGE LOCATED ON LOT 1A AS SHOWN ON THAT CERTAIN BLACK HAWK/JACOBS SUBDIVISION, FILING NO. 1 2ND AMENDED, A MINOR SUBDIVISION PLAT, RECORDED OCTOBER 9, 1998, IN BOOK 653 AT PAGE 46, IN THE OFFICE OF THE CLERK AND RECORDER OF GILPIN COUNTY, COLORADO TOGETHER WITH RAMP ACCESS SERVING ONLY SAID THIRD FLOOR,

COUNTY OF GILPIN, STATE OF COLORADO.

                      Schedule B to Collateral Description

                                Mortgaged Leases

1. That certain Gilpin Land Lease by and between Black Hawk Gaming & Development Company, Inc., as Lessor, and Gilpin Hotel Venture, as Lessee, affecting the Leased Land and commonly known as the Gilpin Hotel property and Millsite 29 and part of Millsite 30 situated in the City of Black Hawk, County of Gilpin, State of Colorado. A Memorandum of Lease relating to such lease was recorded on April 24, 1998 in the real property records of Gilpin County, Colorado in Book 639, Page 124, as Document No. 95479.

2. That certain Parking Garage Lease Agreement by and between Black Hawk/Jacobs Entertainment LLC, as Landlord, and Gilpin Hotel Venture, as Tenant, affecting the Leased Land and the Parking Garage Improvement on Parcel 6 of the Owned Land situated in the City of Black Hawk, County of Gilpin, State of Colorado. A Memorandum of Lease relating to such lease was recorded on April 24, 1998 in the real property records of Gilpin County, Colorado in Book 639, Page 129, as Document No. 95480.

                                  Schedule 1.3

                           Initial Designated Accounts

Jacobs Entertainment, Inc.:
Account number 4439824459 of Borrowers maintained with the Wells Fargo Bank, N.A., whose office is located at 3800 Howard Hughes Parkway, 4th Floor , Las Vegas, NV 89109, and whose ABA number is 121000248.

Black Hawk Gaming & Development Company, Inc.:
Account number 4439824459 of Borrowers maintained with the Wells Fargo Bank, N.A., whose office is located at 3800 Howard Hughes Parkway, 4th Floor , Las Vegas, NV 89109, and whose ABA number is 121000248.

Gilpin Ventures, Inc.:
Account number 4439824459 of Borrowers maintained with the Wells Fargo Bank, N.A., whose office is located at 3800 Howard Hughes Parkway, 4th Floor , Las Vegas, NV 89109, and whose ABA number is 121000248.

Gilpin Hotel Venture:
Account number 4439824459 of Borrowers maintained with the Wells Fargo Bank, N.A., whose office is located at 3800 Howard Hughes Parkway, 4th Floor , Las Vegas, NV 89109, and whose ABA number is 121000248.

Black Hawk/Jacobs Entertainment LLC:
Account number 4439824459 of Borrowers maintained with the Wells Fargo Bank, N.A., whose office is located at 3800 Howard Hughes Parkway, 4th Floor , Las Vegas, NV 89109, and whose ABA number is 121000248.

                                  Schedule 1.4

                                Lender's Account

         An account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender for the benefit of the Lender Group and into which the Lender Group shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower and the Lender Group to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                                  Schedule 1.5

                            Maximum Allocated Amount

    ----------------------------------------------------------- ----------------------------------------------------
                           Borrower(s)                                   Initial Maximum Allocated Amount
    ----------------------------------------------------------- ----------------------------------------------------
    Jacobs Entertainment, Inc.                                  $100,000
    ----------------------------------------------------------- ----------------------------------------------------
    Black Hawk/Jacobs Entertainment LLC                         $10,000,000
    ----------------------------------------------------------- ----------------------------------------------------
    Black Hawk Gaming & Development                             $4,000,000 (in the aggregate, for all such
    Company, Inc., Gilpin Ventures, Inc., and                   Borrowers on a collective basis)
    Gilpin Hotel Venture
    ----------------------------------------------------------- ----------------------------------------------------
